ALPHA SECURITY GROUP CORPORATION
TERMINATES MERGER AGREEMENT WITH SOYA CHINA PTE. LTD.

Press Release

Release Date: 3/12/2009

For Immediate Release

New York, New York, March 12, 2009 – Alpha Security Group Corporation

(“Alpha”, NYSE Alternext US LLC (formerly known as Amex): HDS), a special purpose acquisition corporation, today announced that it will no longer pursue the acquisition of Soya China Pte. Ltd., as contemplated by its previously announced Merger Agreement with Soya China Pte. Ltd. and its shareholders.

Alpha has cancelled its special meeting of shareholders scheduled for March 27, 2009 and pursuant to its Fourth Amended and Restated Certificate of Incorporation, Alpha will proceed with its dissolution and liquidation since it will be unable to complete a business combination by March 28, 2009.

About Alpha Security Group Corporation

Alpha Security Group Corporation is a special purpose acquisition corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business.